Exhibit 99.1

Zoompass Holdings Inc. successfully implements and launches cryptocurrency exchange and trading platform for Titan Digital Exchange Inc.

Toronto, Ontario, February 17th, 2021: Zoompass Holdings Inc.

Zoompass Holdings Inc. (OTCQB: ZPAS) ("Zoompass" or the "Company") is pleased to announce the successful implementation of a cryptocurrency exchange and trading platform for Titan Digital Exchange Inc. (“Titan”).

This cloud based implementation is a result of a platform development and maintenance agreement between Titan Digital Exchange Inc. (“Titan”) and BlockLine Solutions Pvt. Ltd. https://blocklinetech.com (a subsidiary of Zoompass that designs, implements and maintains blockchain based technologies) executed on 24th June 2020.

The cryptocurrency exchange and trading platform (“TitanDx”) was purpose built according to industry leading specifications, including best-in class crypto exchange features, integration with 3rd party applications to address anti money laundering (AML) and know your client (KYC) requirements and robust cyber security.

TitanDx.ca was launched in Canada as beta mode on 29th September 2020 to selected investors and associated users and now supports more than 20+ market pairs and accepts nine key trading crypto currencies.

Titan currently operates an OTC trading desk and plans to further expand its userbase by migrating existing offline OTC investors to the TitanDx platform

Under the terms of this agreement BlockLine Solutions Pvt. Ltd. (a subsidiary of Zoompass holdings Inc.) is responsible for the management, uptime and availability of the “as a service” technology underpinning the platform and has entered into a revenue sharing model based on annual TitanDx revenue.

This agreement with Titan, aligns with Zoompass’ overall strategy and approach to grow in the blockchain-as-a-service and crypto exchange focused verticals. With continued interest from institutional investors and retail crypto users combined with technology maturity, crypto currencies and related offerings are here to stay.

Zoompass plans to further leverage and translate its capability into partnership arrangements to launch other Exchanges including white labelling, licensing, strategic partnership and joint ventures.

About Titan Digital Exchange Inc (TitanDx): Titan Digital Exchange Inc. based in Los Angels California, is SEC and FINRA compliant crypto exchange for issuing STO and crypto trading pairs. TitanDx cryptocurrency exchange and OTC trading platform is built on cutting-edge technology which provides industry-grade trading experience for its customers, integrates with Titan’s banking relationships and leverages Titan’s extensive experience in meeting regulatory compliance.

About BlockLine Solutions Private Ltd: BlockLine is a subsidiary of Zoompass Holding Inc. BlockLine is an expert in successfully designing, developing and delivering turnkey blockchain as a service technologies including cryptocurrency exchange and trading platforms via the Software-as-a-Service (SaaS) model.

About Zoompass: Zoompass is a global innovator in the SaaS world, focused on deploying Blockchain and Digital solutions including Exchange solutions utilizing existing and new protocols as well as Asset Tokenization solutions. The company continues to buildout its digital payment infrastructure for onboarding and offboarding as well as its next generation web-based technologies and software solutions for both private and public sectors. We service both market-leading and small businesses around the world, supporting them with technical, financial and operational solutions as well as global marketing expertise.

Manny Bettencourt

Email: mbettencourt@zoompass.com

Website: zoompass.com

Zoompass Safe Harbor Statement

Certain statements contained within this release are considered to be forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the impact of changes in tariffs, adverse changes in the global economic conditions, significant volume reductions from key contract customers, financial stability of key customers and suppliers, and availability or cost of raw materials. Forward-looking statements can often be identified by words such as “anticipates, “ “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expression, and variations or negatives of these words. These forward-looking statements are not guaranteeing of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Zoompass are contained in the Company’s Form 10-k filing for the fiscal year ending in December 31, 2020, and other filings with the Securities and Exchange Commission.